UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2022

Date of Report

(Date of earliest event reported)

Pedro’s List, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-201215	32-0450509
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On October 11, 2022, the Company issued 37,500,000 restricted shares of common stock to Eden Miller, 10,000,000 shares of restricted common stock to Andrew Birnbaum, and 2,500,000 shares of restricted common stock to Abdul Saddiqui for their service as directors of the Company and otherwise. These issuances were made in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act. Following these issuances, the Company had 50,073,887 shares of its common stock outstanding.

Item 5.01 Changes in Control of the Registrant.

On October 11, 2022, Eden Miller acquired control of the Company through the issuance of 37,500,000 restricted shares of common stock as described in Item 3.02 above. Mr. Miller now owns 74.89% of the common and voting shares of the Company.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2022 Eden Miller and Dr. Abdul Saddiqui were elected to serve of the Company’s Board of Directors. Each of Mr. Miller and Dr. Saddiqui will serve on the Board of Directors until their respective resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2022

PEDRO’S LIST, INC.

By: /s/ Andrew Birnbaum
Andrew Birnbaum
President and Director